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                                                                   Exhibit 23(a)

                                 KPMG AUDIT PLC

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby give our consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form F-4 of Cordiant's Communications Group plc of our report dated April 29, 1999 with respect to the consolidated financial statements of Cordiant as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in Cordiant's Annual Report on Form 20-F for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

London, England

February 3, 2000